# Stock Purchase and Acquisition Agreement

This Stock Purchase and Acquisition Agreement ("Agreement") made on this 30th day of June, 2021, by Futuris Company (the "COMPANY"), a Wyoming Corporation with its principal corporate place of business at 22 Baltimore Road, Rockville, MD 20850, and Health HR, Inc., et.al., a Florida Corporation with an address of 7407 Panache Way, Boca Raton, Florida 33433 ("SELLER").

**Background**

The COMPANY and SELLER desire to enter into a transaction whereby the COMPANY acquires all issued and outstanding shares of SELLER, equal to 100% of the equity of SELLER (the "Equity"), in exchange for and upon full and complete payment of an aggregate transaction value of Two hundred Seventy-Five Dollars ($275,000.00) payable as described in Section 2 below.

**Terms of Agreement**

In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

**ACQUISITION TERMS**

1. **Acquisition:** The COMPANY will acquire 100% of the shares of SELLER and all pre-existing assets and with all pre-existing liabilities of SELLER, except such liabilities as disclosed on the attached Exhibit B. COMPANY is responsible for completing its own due diligence to identify the existence of any material pre-existing liability. SELLER shall remain liable for such pre-existing liability up to the maximum indemnity amount set forth in Section 32.3 only in the event and to the extent that SELLER has intentionally misled the COMPANY either in the course of due diligence or on the COMPANY's financial statements.

2. **Compensation:** SELLER shall receive:

2.1. The sum of One Hundred Twenty-Five Thousand Dollars $125,000.00 ("Initial Payment") paid in cash or by wire transfer of immediately available funds at Closing to an account designated by SELLER.

2.2. The sum of One Hundred Fifty Thousand Dollars ($150,000.00) paid pursuant to the terms of a promissory note (the "Note") executed by COMPANY at the closing. The terms of the Note are detailed in Exhibit A attached hereto and are hereby incorporated in this Agreement as if it were written herein.

3. **Closing:** The Closing of this transaction will be completed on June 30th, 2021. The Closing will be deemed completed and the transfer of the Equity effectuated only when documents and consideration described below have been completed and delivered to each party (the "Closing").

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3.1.1 **Representations and Warranties Correct; Performance of Obligations:** The representations and warranties made by SELLER and COMPANY's in Sections hereof shall be true and correct when made and as part of the Pre-Closing and Closing. SELLER's SELLER and assets shall not have been materially adversely affected in any way prior to the Pre-Closing. SELLER shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Pre-Closing.

3.1.2 **Pre-Closing Consents and Waivers:** The SELLER shall have obtained in a timely fashion all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

3.1.3 **Pre-Closing Documents to be Delivered by each party:** The following documents, in form reasonably acceptable to the parties, shall be signed and delivered by each party to the other as part of the Pre-Closing:

a. Stock Purchase and Acquisition Agreement
b. COMPANY Corporate Resolutions approving this transaction (Exhibit E1)
c. SELLER Corporate Resolutions approving this transaction (Exhibit E2)

3.1.6 **Utilities:** All utility and telephone services to the SELLER shall be transferred to COMPANY immediately following the completion of Section 3.1.3 requirements. In the event that SELLER is required to pay any utility expenses incurred after the Closing date, such sums shall be timely reimbursed to SELLER by COMPANY.

3.2 **Closing:** Notwithstanding the above or anything to the contrary in this Agreement or any other agreement between any of the parties, the sale and transfer of the ownership units in SELLER contemplated in this Agreement shall not be valid or deemed fully closed or executed except as specifically conditioned under the following Closing procedure:

4. **Operations between Pre-Closing and Closing:** During the time period between Pre-Closing and Closing, SELLER shall be responsible to report to the COMPANY all financial matters and news-worthy events related to SELLER as they materialize, as SELLER recognize COMPANY is a publicly traded COMPANY and has certain material obligations of disclosure pursuant to state and federal laws, statutes and regulations.

**REPRESENTATIONS AND WARRANTIES OF THE COMPANY**

The COMPANY represents and warrants to SELLER the following:

5. **Guarantor, Security, and Liabilities**: COMPANY agrees that in an event of Default of the Promissory Note that COMPANY will cease and desist from all operations of SELLER and immediately relinquish and transfer all 100% of the shares of equity in SELLER Healthcare, and 100% of all assets back to SELLER without presentment, demand, protest or notice of any kind, all of which are expressly waived.

6. **Organization:** The COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of the state of Wyoming and has all necessary corporate powers to

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own properties and carry on its business. All actions taken by the incorporators, Directors and/or shareholders of COMPANY have been valid and in accordance with all applicable laws.

7. **Capital:** The authorized capital stock of COMPANY consists of 1,000,000,000 common shares, par value $.001 with 39,442,964 issued and outstanding and 500,000,000 preferred shares authorized, par value $.0001 with Special 2019 Series A preferred having 1 share authorized and 1 share issued, preferred stock Series F having 110 shares authorized and 1 share issued, Preferred stock, Series G, 20,000,000 shares authorized and 30 shares issued and finally Preferred Series M share with 273,000 authorized and all issued. All issued and outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there may be outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the COMPANY to issue or transfer from treasury any additional shares of its capital stock. None of the outstanding shares of the COMPANY are subject to any stock restriction agreements. As a material condition to this Agreement, COMPANY represents and warrants that the ability to sell the COMPANY Shares to be issued under this Agreement is not limited by Rule 144 and that the COMPANY Shares to be issued under this Agreement can be sold by SELLER to the public immediately upon issue without restriction of any kind, provided that SELLER can find COMPANY's for the same.

8. **Ability to Carry Out Obligations:** COMPANY has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the COMPANY and the performance by the COMPANY of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the COMPANY is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of COMPANY or upon the shares of the COMPANY.

9. **Full Disclosure:** None of the representations and warranties made in this Agreement by the COMPANY, or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

10. **Compliance with Laws:** The COMPANY has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. The COMPANY has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

11. **Litigation:** The COMPANY is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of COMPANY's knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the COMPANY. The COMPANY is not subject to, or in

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default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

12. **Exempt Transaction:** The COMPANY understands that the offering and sale of its Shares is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

13. **Authority:** The COMPANY represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by the COMPANY, and upon the execution and delivery by SELLER of this Agreement and the performance by SELLER of its obligations herein, will constitute, a legal, valid and binding obligation of COMPANY enforceable against COMPANY in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity. The execution and delivery of this Agreement by COMPANY and the consummation of the sale of the Equity in the manner contemplated in this Agreement and the assumption of the assumed liabilities contemplated by this Agreement will not violate any other agreement, stock option agreement or terms controlling or governing COMPANY, material court or administrative order, process, judgment or decree to which COMPANY or its designees are a party or by which COMPANY or its designees is bound.

14. **No Oral Representations:** No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and the COMPANY is not relying on any oral statements made by SELLER, or any of SELLER's representatives or affiliates, in purchasing the Equity.

15. **Restricted Securities:** COMPANY understands that the Equity is characterized as "restricted securities" under the Act in as much as they were acquired from the SELLER in a transaction not involving a public offering and that under the Act, and applicable regulations hereunder.

16. **Truth of Representations:** All these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

17. **Enforcement of Covenants**. The COMPANY agrees that a violation on their part of any covenant in this Agreement will cause such damage to the SELLER as will be irreparable. For that reason, the COMPANY further agrees that SELLER will be entitled, as a matter of right, and upon notice, to an injunction from any court of competent jurisdiction, without posting a bond or proving inadequate remedy at law, restraining any further violation of said covenants by the COMPANY. Such right to injunctive remedies is in addition to and cumulative with any other rights and remedies that SELLER may have pursuant to this Agreement or law, including, specifically punitive damages. The COMPANY expressly acknowledge and agree that the covenants and agreements contained in this Agreement are minimum and reasonable in scope as to both area and time and are necessary to protect the legitimate interests of SELLER and its good will.

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18. **Monetary Damages**. The COMPANY recognize that damages in the event of breach of any of the restrictions contained this Agreement would be difficult or impossible to ascertain and it is therefore agreed that, in addition to and without limiting any other rights of each, the SELLER will be entitled to monetary damages for each and every day of such violation in an amount to be determined by the court.

19. **Reasonableness.** It is the intent of the parties to this Agreement for the Post-Closing restrictions and conditions to be reasonable and that the restraints are not beyond those reasonably necessary for the protection of the SELLER, nor unreasonable limitations on the rights of the COMPANY. Therefore, the COMPANY agrees (i) that any court, after hearing all of the facts, may modify the post-termination restrictions so the same are reasonable under the circumstances then existing and (ii) that inclusion of clause (i) immediately preceding will not be interpreted to mean that any party believes that said restrictions should be deemed to be unreasonable under the circumstances.

**REPRESENTATIONS AND WARRANTIES OF SELLER**
SELLER represent and warrant to the COMPANY the following:

20. **Organization:** SELLER is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has all necessary corporate powers to own properties and carry on its SELLER. All actions taken by the incorporators, directors and/or shareholders of SELLER have been valid and in accordance with all applicable laws.

21. **Capital:** The authorized capital of SELLER consists of 100% of the Shares of SELLER. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SELLER to issue or transfer from treasury any additional shares of its capital stock. None of the outstanding shares of SELLER are subject to any stock restriction agreements.

22. **Financial Statements:** The unaudited balance sheet of as of May 31$^{st}$, 2021, and the related statements of income and retained earnings for the period then ended fairly present the financial position of SELLER as of the date of the balance sheet included in the financial statements, and the results of its operations for the period indicated.

23. **Tax Returns:** Within the times and in the manner prescribed by law, SELLER has filed all federal, state, and local tax returns required by law. SELLER has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by SELLER as of the Closing, and there shall be no taxes of any kind due or owing.

24. **Ability to Carry Out Obligations:** SELLER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by SELLER and the performance by SELLER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions

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of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which SELLER are a party or by which they may be bound, (b) the need to obtain any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of SELLER or upon the Shares, except for the consents set forth on Schedule 20 which will be obtained by the SELLER prior to the Closing.

25. **Full Disclosure:** None of the representations and warranties made in this Agreement by SELLER, or on behalf of SELLER, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

26. **Compliance with Laws:** SELLER has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. SELLER has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. SELLER will not be in violation of any term of its Articles or Bylaws, nor will SELLER be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on SELLER as a whole, and to the knowledge of SELLER, is not in violation of which would have a material adverse effect on SELLER.

27. **Title to Equity:** SELLER is the sole record and beneficial owner of the Equity of SELLER and has sole dispositive authority with respect to the Equity of SELLER. SELLER has not granted any person a proxy with respect to the Equity of SELLER that has not expired or been validly withdrawn. The sale and delivery of the documentation evidencing the transfer of the Equity to COMPANY pursuant to this Agreement, specifically subject to the Closing requirements contained herein, will vest in COMPANY's legal and valid title to the Equity of SELLER, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by COMPANY and restrictions on resale of the Equity under applicable securities laws) once all of the Closing conditions are met.

28. **Organization and Standing:** SELLER is and will be a corporation duly organized, validly existing, and in good standing under the laws of Florida and will have all requisite corporate power and authority to carry on its SELLER as proposed to be conducted.

29. **Litigation:** SELLER are not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of SELLER's knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against SELLER. SELLER are not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

30. **Conduct of SELLER:** Prior to the Closing, SELLER shall not (i) amend its Certificate of Incorporation or Bylaws, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing this transaction, (iii) incur any material liabilities, (iv) acquire any material assets or enter into any material contract ( other than in the ordinary course of

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SELLER), or guarantee obligations of any third party or (v) enter into any other material transaction other than in the ordinary course of SELLER without notification in writing to the COMPANY.

31. **Truth of Representations:** All of these representations shall be true as of the Closing and shall survive the Pre-Closing for a period of one year.

**REMEDIES**

32. **Dispute Resolution:** The Parties agree that each and every one of the allegations, complaints, conflicts, disputes and claims that arise or relate to this Agreement or its breach (defined collectively as "***Claim(s)***" for the purposes of this section) and that cannot be resolved after (a) a good faith discussion between the representatives of the Parties or (b) written notice and a good faith conference attempt, shall be mediated by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration. The Parties further agree that any unresolved Claim arising out of or related to this Agreement, or its breach, shall be resolved through binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The judgment on the award issued by the arbitrators can be entered in any court that has jurisdiction over it. All Claims shall be heard by a panel of three arbitrators who shall be selected by the process set out in the Commercial Arbitration Rules of the AAA.

33. **Immediate Termination:** This Agreement may be immediately terminated by SELLER in the event of a Cancellation Event as identified in Section 3.2 and/or as follows: By SELLER, effective immediately, if COMPANY is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or SELLER.

34. **Indemnification:**

34.1. **By SELLER:** Subject to the other terms and conditions of this section, SELLER shall indemnify and defend the COMPANY against, and shall hold the COMPANY harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees (collectively, "Losses"), incurred or sustained by, or imposed upon, the COMPANY based upon, arising out of, or with respect to:

a. any breach of any of the representations or warranties of SELLER contained in this Agreement, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified

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date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

b. any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by SELLER pursuant to this Agreement, or any schedule, certificate, or exhibit related thereto.

34.2. **By COMPANY:** Subject to the other terms and conditions of this section, the COMPANY shall indemnify and defend SELLER against, and shall hold him harmless from and against any and all Losses incurred or sustained by, or imposed upon, SELLER based upon, arising out of, or with respect to:

a. any inaccuracy in or breach of any of the commitment, representations or warranties of the COMPANY contained in this Agreement, or any schedule, certificate, or exhibit related thereto, as of the date such commitment, representation or warranty was made or as if such commitment, representation or warranty was made on and as of the Closing (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

b. any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by COMPANY pursuant to this Agreement; or

c. the operation of SELLER after the Closing.

34.3. **Indemnity Cap:** The indemnities of SELLER provided in this Section 36.1 shall be limited to 10% of the total purchase price set forth in Section 2 above.

35. **Other Remedies:** The forgoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

**MISCELLANEOUS**

36. **Captions and Headings:** The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

37. Each party hereto agrees and intends that the transaction set forth in this Agreement shall be treated for U.S. and state (if applicable) income tax purposes as a taxable sale of 100% of SELLER's Equity in SELLER under Code sections 331 and 1001 which results in (1) SELLER's receipt of a qualifying instalment obligation and liquidating distributions on the instalment basis under Treas. Reg. sec. 1.453-11(a)(1) and (2) the termination of SELLER as a separate taxable entity as of the date of Closing.

38. **No Oral Change:** This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

39. **Non-Waiver:** Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the

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failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

40. **Entire Agreement:** This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

41. **Counterparts:** This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties as originals.

42. **Notices:** All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

**If to SELLER:**
Peter Sandor SELLER
7407 Panache Way
Boca Raton, FL 33433

**If to COMPANY:**
Futuris Company
Attn: Kalyan Pathuri
22 Baltimore Road,
Rockville, MD 20850

Any party may change his or its address by giving 10 days prior written notice of such change in accordance with this Section to all other parties.

43. **Binding Effect:** This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

44. **Effect of Closing:** All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one (1) year. Notwithstanding the foregoing, all COMPANY representations, warranties, covenants, and agreements contained in this Agreement, the Put Agreement and the Promissory Note or in any instrument, certificate, opinion, or other writing

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provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement until COMPANY has fulfilled its obligations contained therein.

45. **Mutual Cooperation:** The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein.

46. **Counterpart Signatures:** This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

47. **Severability:** In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision, which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

48. **Amendments and Waivers:** Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SELLER and the COMPANY. No delay or omission to exercise any right, power, or remedy accruing to COMPANY, upon any breach, default or noncompliance of SELLER under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to COMPANY, shall be cumulative and not alternative.

49. **Further Assurances.** From and after the date of this Agreement, upon the request of the COMPANY or SELLER, COMPANY and SELLER shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

50. **Attorneys:** All parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

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51. **Governing Law:** This Agreement shall be construed in accordance with and governed by the laws of the State of Virginia, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns.

52. **Successors and Assigns; Benefit**. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of SELLER and COMPANY and its or their respective heirs, executors, administrators, successors and assigns, including COMPANY's designees, subject to the restrictions on Assignment contained herein. This Agreement is for the benefit of the parties only and is not intended to and shall not confer any rights or benefits upon any person who is not a party hereto.

53. **Titles for Convenience**. Article and Section titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

54. **Attorneys' Fees and Costs**. In the event suit is brought (or arbitration instituted) or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any money due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs, and other related expenses incurred in connection therewith.

**In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.**

**Signatures:**
**COMPANY:**
**Futuris Company:**

**By:**__________________________
**Name: Kalyan Pathuri**
**Title: President**

**SELLER:**
**Health HR, Inc.:**

**By:**__________________________
**Name: Peter Sandor**
**Title: President/CEO**

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## Exhibit A

## PROMISSORY NOTE

**One Hundred Fifty Thousand Dollars ($150,000.00)** **June 30, 2021**

**FOR VALUE RECEIVED**, the undersigned, Futuris Company, a Wyoming corporation (the "Maker"), promises to pay to the order of SELLER, a Florida corporation (the "Holder") whose address is 7407 Panache Way Boca Raton, FL 33433 or such other place as the Holder may, from time to time, specify in writing, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Principal") or so much thereof as may be outstanding from time to time, together with interest on the unpaid principal balance as provided in this Note.

**This Promissory Note (the "Note")** is issued pursuant to the Stock Purchase and Acquisition Agreement (the "Agreement"), dated as of June 30, 2021, between Maker and the SELLER listed therein, pursuant to which Maker has agreed to purchase from SELLER, the sole member of Holder all of the issued and outstanding capital stock of SELLER Health HR, Inc. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Agreement.

**Interest:** Before any default in the payments of the amounts due under this Note or the occurrence of an Event of Default (as defined below), this Note shall bear an interest of 4.5% on the unpaid Principal amount (the "Interest Rate") until paid in full. Such interest, if any, will be computed on the basis of a 360-day year.

**Payments:**

a. Notwithstanding anything to the contrary in this Note, on August 30, 2023 (the "**Maturity Date**") the entire principal balance, together with all accrued and unpaid interest thereon and any other amounts due under this Note, will become immediately due and payable.
b. 24 monthly instalments of principal and interest in the amount of Six Thousand Four Hundred Eighty Dollars and Forty-One Cents ($6,480.41).
c. Payments shall be made on the first Friday of each calendar month, commencing on August 6th, 2021.
d. All payments due under this Note will be made in lawful tender of the United States of America, in immediately available funds.
e. No prepayment penalty for this note.

**Application of Payments.**

Payments on this Note will be applied to pay the following in the order stated below:

a. Costs of collection, including but not limited to, attorneys' fees;
b. Any late charge that may become due;
c. Interest including default interest due or payable under the Note, and
d. The unpaid principal balance of the Note.

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**Defaults and Remedies:**

**Events of Default:** An "Event of Default" shall occur if the Maker shall default in the payment of the outstanding Principal or interest of this Note, when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise and such default is not remedied or waived in writing by the Holder within fifteen (15) business days after the due date thereof; or in the event that the Maker agrees that unpaid principal and interest will not be offset or subject to any commencement of any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors.

1. **Acceleration:** If an Event of Default occurs, then the outstanding Principal and Interest of this Note shall automatically become immediately due and payable plus a default penalty of 10% of principal, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Maker, may declare the Principal of the Note to be due and payable immediately. Upon such declaration, such Principal, Interest and Default Penalty shall become immediately due and payable. The Maker shall be liable for reasonable costs of enforcing the Note upon the occurrence of an Event of Default, including reasonable attorneys' fees. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived by Holder, and if the rescission would not conflict with any judgment or decree and approved by Holder. Any notice or rescission shall be given in the manner specified in Section 10.

**Default Interest Rate:** Subject to applicable law, upon the occurrence and during the continuance of an Event of Default, Principal or Interest of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the Interest Rate, plus three and one half percent (3.5%) per annum.

**Notices.**

All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for in the Agreement.

**Governing Law:**

6/30/21

This note shall be governed by, construed in accordance with, and enforced under, the laws of the State of Virginia applicable to agreements or instruments entered into and performed entirely within such state.

**Counterparts; Electronic Signature:**

This Note may be executed in any number of counterparts, each of whom will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. This Note may be executed by transfer of an originally signed document by facsimile or email in PDF format, each of which will be fully binding as an original.

**Maker:**

__________________________

**Futuris Company**

**By: Kalyan Pathuri, President**

6/30/21